Exhibit 99.(a)(1)(E)

FORM OF EMAIL: NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)

Dear [Name]:

Under the terms of the Chordiant Offer, we have received your Election Form and you have elected the following:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion & Receive Cash Payment	Corrected Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No

We strongly encourage you to print a copy of this page and keep it for your records.

You may change your election at any time before 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if Chordiant extends the Offer) by submitting a new Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com. All capitalized terms not otherwise defined herein shall be as defined in that certain Offer to Amend Eligible Options filed with the Securities and Exchange Commission on March 29, 2007 and separately provided to you via email.

Note: Your most recent Election Form submitted via email to Lydia Terrill at lydia.terrill@chordiant.com before the Expiration Time will be the form considered for acceptance by Chordiant.

A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Time. The Final Election Confirmation Statement should contain the same information as the most recent Notice of Receipt of Election Form that you previously received by email from Lydia Terrill.

In the event that you do not receive the Final Election Confirmation Statement confirming your election in the time frame so described, please send your printed copies of your Election Form(s), email delivery receipt(s) and any Notice of Receipt of Election Form(s) that you did receive to Lydia Terrill at  lydia.terrill@chordiant.com to evidence proper and timely submission of your election(s).

Please note that our receipt of your Election Form and your receipt of this Notice of Receipt of Election Form are not by themselves an acceptance of your election. Your Eligible Option is not deemed amended pursuant to the terms and conditions of the Offer until you receive a Final Election Confirmation Statement from us after the Expiration Time (or such later time if the Offer is extended).